EXHIBIT A
SUBADVISORY AGREEMENT
AMONG
NATIONWIDE VARIABLE INSURANCE TRUST,
NATIONWIDE FUND ADVISORS
AND NEUBERGER BERMAN MANAGEMENT LLC

Effective May 4, 2009
Amended July 8, 2011*

Funds of the Trust
             Subadvisory Fees

NVIT Multi-Manager

0.60% on Subadviser Assets
Small Company Fund      up to $75 million;
                        0.50% on Subadviser Assets
                        of $75 million and more

NVIT Multi-Manager
Large Cap Growth Fund

   0.35% on Aggregate
                        Subadviser Assets+ up to
                        $100 million;
                        0.30% on Aggregate Subadviser
                        Assets+ of $100 million and
                        more but less than $250 million;
                        0.275% on Aggregate Subadviser
                        Assets+ of $250 million and more
                        but less than $500 million;
                        0.25% on Aggregate Subadviser
                        Assets+ of $500 million and more
                        but less than $750 million; and
                        0.20% on Aggregate Subadviser
                        Assets+ of $750 million and more.

NVIT Multi-Manager
Mid Cap Growth Fund

     0.45% on Subadviser Assets up to
                        $250 million;
                        0.425% on Subadviser Assets of
                        more than $250 million but less
                        than $500 million;
                        0.40% on Subadviser Assets of $500
                        million and more

Neuberger Berman
NVIT Multi Cap
Opportunities Fund

0.35% on Subadviser Assets up to
                        $500 million;
                        0.30% on Subadviser Assets of more
                        than $500 million but less than $1
                        billion;
                        0.25% on Subadviser Assets of
                        $1 billion and more

Neuberger Berman
NVIT Socially
Responsible Fund

       0.35% on Subadviser Assets up to
                       $500 million;
                       0.30% on Subadviser Assets of more
                       than $500 million but less than $1
                       billion;
                       0.25% on Subadviser Assets of $1
                       billion and more

*As approved at the Board of Trustees Meeting held on
June 15, 2011.

+ The term "Aggregate Subadviser Assets" shall mean the
aggregate amount of assets resulting from the combination
of (i) Subadviser Assets of the NVIT Multi-Manager Large
Cap Growth Fund; (ii) the assets of one or more series of
either the Trust or of Nationwide Mutual Funds that the
Adviser will allocate to, and put under the control of,
the Subadviser; and (iii) the assets of one or more pooled
investment accounts, including but not limited to the
Nationwide Large Cap Growth Portfolio, that Nationwide
Investment Advisors, LLC will allocate to, and put under
 the control of, the Subadviser, provided however that
with respect to (ii) and (iii) of this paragraph, any
such series, pooled investment account, or portion thereof
 that is subadvised by the Subadviser operate pursuant to
 substantially identical investment objectives and
strategies as those of the NVIT Multi-Manager Large
Cap Growth Fund as of the date hereof.

Nationwide Mutual Funds is a Delaware statutory trust
and registered investment company for which the Adviser
 also serves as investment adviser.  The Nationwide
Large Cap Growth Portfolio is a managed separate account
 of Nationwide Life Insurance Company, organized under
Ohio law, that is exempt from registering as an investment
 company pursuant to Section 3(c)(11) of the Investment
Company Act of 1940, as amended.

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IN WITNESS WHEREOF, the parties hereto have
executed this Exhibit A on the effective date set forth above.

TRUST
NATIONWIDE VARIABLE INSURANCE TRUST

By:  /s/Michael S. Spangler
Name:  Michael S. Spangler
Title:  President

ADVISER
NATIONWIDE FUND ADVISORS

By:  /s/Michael S. Spangler
Name:  Michael S. Spangler
Title:  President

SUBADVISER
NEUBERGER BERMAN MANAGEMENT LLC

By: /s/Robert Conti
Name: Robert Conti
Title: President